UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

October 24, 2013

RENT-A-CENTER, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25370 (Commission File Number)	45-0491516 (IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices and zip code)

(972) 801-1100

(Registrant’s telephone
number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01              Other Events.

On October 24, 2013, Rent-A-Center, Inc. (the “Company”) issued a press release announcing the completion of its $200 million accelerated stock buyback program pursuant to the Master Confirmation, dated as of May 2, 2013 (the “Master Confirmation”), with Goldman, Sachs & Co. and the Supplemental Confirmation to the Master Confirmation (together with the Master Confirmation, the “ASB Agreement”), which was previously announced on May 2, 2013. The aggregate number of shares repurchased by the Company under the ASB Agreement was 5,409,339 shares at an average price of $36.97 per share, representing approximately 9.4% of the total shares outstanding when the accelerated stock buyback program commenced.

The press release containing these announcements is furnished as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits

99.1                        Press Release issued on October 24, 2013 by Rent-A-Center, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.

Date: October 24, 2013	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President – Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on October 24, 2013 by Rent-A-Center, Inc.